UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 S. 84th Street, Suite 300 Milwaukee, Wisconsin 53214
(Address of Principal Executive Offices and zip code)

(414) 381-2860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 19, 2026, Mayville Engineering Company, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC, as representatives of the several underwriters thereto (the “Underwriters”), relating to the previously announced underwritten offering of 4,348,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock” and such offering, the “Offering”).

Under the terms of the Underwriting Agreement, the Company agreed to issue and sell the Shares to the Underwriters at a price to the public of $20.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 652,000 additional shares of Common Stock at the same public offering price per share, less underwriting discounts and commissions (the “Option”), which Option was fully exercised by the Underwriters on May 20, 2026.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities.

The Offering was registered under the Securities Act pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-277747), as previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a base prospectus included as part of the registration statement, and a final prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Offering, including the sale of the shares constituting the Option, is expected to close on May 21, 2026. The Company intends to use the approximately $93.9 million of net proceeds from the Offering for reducing amounts outstanding under its senior secured revolving credit facility, capital expenditures focused on relevant growth sectors and working capital and general corporate purposes. A portion of the amounts expected to be repaid under the Company’s senior secured revolving credit facility are attributable to amounts borrowed to complete the Accu-fab acquisition, which the Company completed in July 2025. The Company’s senior secured revolving credit facility matures on June 28, 2028 and, as of March 31, 2026, the interest rate of such facility was 6.42%.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of Foley & Lardner LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.Regulation FD Disclosure

On May 19, 2026, the Company issued press releases announcing the launch of the Offering and the pricing of the Offering. Copies of each such press release are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information included in Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits. The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 19, 2026, by and among Mayville Engineering Company, Inc., William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC.

5.1	Legal Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

99.1	Press Release, issued by the Company on May 19, 2026.

99.2	Press Release, issued by the Company on May 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: May 21, 2026	By:	/s/ Sean P. Leuba
Sean P. Leuba
Senior Vice President, General Counsel and Secretary